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                                                                     EXHIBIT 5.1

September 24, 2001

World Gaming plc
The CIBC Banking Centre
Old Parham Road, PO Box 3265
St. John's, Antigua

Ladies and Gentlemen:

         We act as special legal counsel in England and Wales to World Gaming plc (the "Company" or "World Gaming") and are familiar with the Registration Statement on Form S-8 filed on or about September 24, 2001 by the Company, with the Securities and Exchange Commission under the Securities Act of 1933 (the "S-8 Registration Statement"). The S-8 Registration Statement relates to the registration of a total of 15,000,000 ordinary shares, (pounds)
0.002 par value, of the Company (the "Ordinary Shares") to be represented by the World Gaming American Depositary Shares which may be issued pursuant to the World Gaming plc 2001 Share Option Plan (the "Plan").

In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Memorandum of Association of the Company, as amended; (b) the Articles of Association of the Company, as amended; (c) the Plan; and (d) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the certificates of officers and representatives of the Company, and we have made such investigations of English law, as we have deemed appropriate as a basis for the opinions expressed below but not further or otherwise.

         Based upon the foregoing, and subject to the exceptions, qualifications and limitations set forth herein, we are of the opinion that when the S-8 Registration Statement shall have become effective and the Ordinary Shares have been issued in accordance with the terms of the Plan and as contemplated in the S-8 Registration Statement:

         (a) such Ordinary Shares will be validly issued, fully paid and non-assessable (the term non-assessable when used herein means only that the holders of the Ordinary Shares cannot be assessed for or required to make additional capital contributions by virtue of their ownership of the Ordinary Shares).

         (b) World Gaming will have paid or cause to be paid all taxes, duties, stamps or other governmental charges, if any, which were payable to the Commissioners of Inland Revenue in the United Kingdom on the original issue of the Ordinary Shares to be represented by the World Gaming American Depository Shares and the deposit of those Ordinary Shares with the Depositary in connection with the transactions contemplated by the S-8 Registration Statement by way of stamp duty reserve tax ("SDRT") payable in England, subject to any elections by the Company made under the Plan for option holders to pay such liability to SDRT.


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         This Opinion is subject to the following exceptions, qualifications and limitations:

         Specifically, but without prejudice to the final paragraph below:

         (a) we have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified), (b) the accurateness and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, and
                  (c) that there is no provision of the law of any jurisdiction, other than England and Wales, which would have any implication in relation to the opinions expressed herein;

         (b) we have further assumed that a sufficient number of duly authorized and unissued Ordinary Shares will be available for issuance at the time options under the Plan are exercised, in accordance with the terms thereof; and that the consideration received by the Company in respect of each such Ordinary Share will be no less than its par value;

         (c) we have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than England and Wales. This opinion is governed by and construed in accordance with the laws of England and Wales and is limited to and is given on the basis of the current law in practice in England and Wales.

         We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

         This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the S-8 Registration Statement and may not be used, circulated, quoted in whole or in part or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company, its successors and assigns. This Opinion relates to World Gaming only and not to any other company or person involved in the transactions contemplated by the S-8 Registration Statement and is in respect of Ordinary Shares issued after the date of this opinion.
This opinion is based upon our knowledge of law of England and Wales and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.


                                                Very truly yours,

                                                /s/ Altheimer & Gray